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                                                                   EXHIBIT 10.10


                              ACQUISITION AGREEMENT

DATE:          August 2, 1999

LICENSOR:      DD Video
               5 Churchill Court
               58 Station Road
               North Harrow, Middlesex
               ENGLAND  HA2 7SA
               Tel (44) 181 863 1888
               Fax (44) 181 863 0463

LICENSEE:      TEAM Communications Group, Inc.
               12300 Wilshire Boulevard Suite 400
               Los Angeles CA 90025

               Tel  (310) 442-3500
               Fax (310) 442-3501

PROPERTY:      The programs listed on the attached schedule 1, collectively referred to as the "Series".

RIGHTS: Exclusive right for the length of the Term to distribute, license, sub-license, lease, rent, promote, advertise, manufacture, publicize, and by manners and forms of electronic signal, video or consumer goods to exploit the Series in the Territory, and authorize others to do so, by means of cable, telephone wire, satellite or any other television (including interactive), electronic signal through fiber-optic or other means of transmission to a home video viewing screen, or telephonic transmission methods, and videogram devices in all forms and configurations, including without limitation laser discs, whether now known or invented during the term hereof

TERRITORY:     Worldwide outside the United Kingdom.

ACQUISITION
PRICE: In consideration of the Rights to be acquired hereunder, Licensee will pay to Licensor the sum of US$3,400,000.00, payable as follows:

               a.  US$450,000 on or before August 13, 1999.

               b.  US$737,500 by September 15,1999

               c.  US$737,500 by December 15, 1999

               d.  US$737,500 by March 15, 2000

               e.  The balance of US$737,500 payable by June 15, 2000.

TERM: Commencing on August 2, 1999 and continuing through August 1, 2009. Any sales, or renewals of existing sales made before cancellation or termination of the agreement would remain in place until they expire under their own terms, and would continue to be commissionable to Licensee throughout their respective terms or


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               renewals.

COPYRIGHT
OWNERSHIP:

               Licensor will retain ownership of the copyright of the Series Episodes.

COPYRIGHT AND
TRADEMARK
REGISTRATION:

               Licensor will execute an Instrument of Transfer indicating Licensee's exclusive distribution rights which may be recorded in the United States Copyright or other pertinent office. The Licensor will copyright the Series, as well file a trademark application for the title and title treatment of the Property, if same has not already been accomplished, and provide documentation of such registrations.

DISTRIBUTION
AND MARKETING
COSTS: All costs of distribution and marketing the Series within the Licensee's Territory shall be paid by Licensee.

TITLE TO CREATIVE:

               Licensee shall retain ownership to all and any creative work done relative to advertising or marketing of the Property for which it advances costs, even after the expiration of the term hereof, unless the actual and verifiable cost of same has been recouped by Licensee, in which case title will revert to Licensor. Licensee will not use such materials in derogation of Licensor's rights, and Licensor shall have meaningful consultation rights as to any creative materials developed.

FOREIGN LANGUAGE
TRACKS:

               Licensor shall obtain and retain title to any and all foreign language tracks made by Licensee during the Term hereof.

ACCESS TO
CREATIVE:

               Licensor shall have a right to the access and use of Licensee's creative materials as they relate to the Property during the Term hereof, provided that Licensor pays the actual cost of the materials supplied upon its request.

               Licensee may have access to any creative materials owned and previously produced by Licensor for purposes of marketing the Property, in order to reduce its marketing costs.


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CREDITS:

               Licensee shall use the credit block provided by Licensor on the packaging boxes and advertising materials. Licensee shall not alter the copyright on the Properties but may add its own logo in all advertising and promotion. Licensee shall include Licensor's logo in all advertising and promotion of the Property.

REPRESENTATIONS
AND WARRANTIES:

               1. Licensor controls, and throughout the Term hereof shall control, performance, exhibition, advertising and all other rights granted to Licensee hereunder in and to all literary, dramatic and musical material contained in the Property or upon which the Property is based and Licensor has obtained all necessary licenses and permissions as may be required for the full and unlimited exercise of Licensee throughout the Territory for the Term.

               2. All obligations with respect to the Series and the production, prior distribution and exploitation thereof, including but not limited to, all salaries, royalties, license fees service charges and laboratory charges will be fully paid by Licensor and Licensor does hereby indemnify Licensee therefor according to the Indemnifications provision set forth herein. Licensee shall not have any obligation for past, current or future salaries, royalties and residuals.

               3. All obligations with respect to the Series and the production thereof, including but not limited to, all salaries, royalties, license fees, service charges and laboratory charges were fully paid and Licensor does hereby indemnify Licensee against any and all residuals or royalties payable therefor.

               4. Licensor shall deliver, or cause to be delivered, at Licensee's office, or such other place as Licensee may designate, all delivery materials specified herein below in a timely fashion.

               5. Licensor shall deliver the Property, and each portion thereof, to Licensee free of liens in the Territory, and does specifically represent and warrant that there are no liens on the Property and Licensor will fully indemnify Licensee against any breach of this representation.

               6. The Property has never before been exploited exhibited in the Territory as to any Rights granted herein.

               7. Licensor specifically represents and warrants Schedules 1 and 2 to be accurate and complete, and does hereby indemnify and hold harmless Licensee from any inaccuracies of such Schedules, knowing and intending that Licensee will rely on said Schedules in exploiting its rights hereunder.


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               8. Licensor have specifically obtained the requisite releases and permission as to name, image, voice and likeness of talent appearing in the Series and on any or all marketing and advertising materials therefor.

NAME, IMAGE AND
LIKENESS:

               Licensor have secured permission to use the name, voice, image and likeness of all talent (as long as same is not for promotion of a particular consumer product) and directly represents it has the right to license such usage to Licensor under the terms hereof, and subject only to limitations of the written requirements submitted (if any) by Licensor to Licensee simultaneous with the execution hereof

INDEMNIFICATIONS:

               Each party (the "Indemnifying Party") shall indemnify and hold the other party, its affiliates and their respective employees, officers, agents, attorneys, stockholders and directors, and their respective successors, licensee and assigns ("indemnified Parties") harmless from and against (and shall pay, as incurred) any and all claims, proceedings, actions, damages, costs, expenses and other liabilities and losses of whatever kind or nature ("Claim(s)") incurred by, threatened against, imposed or filed against any Indemnified Party caused by any breach (or, with respect to third party claims, any alleged breach by the Indemnifying Party of any representation, materials term, warranty or agreement hereunder. Neither party shall settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Claim in respect of which the Indemnified Party is entitled to indemnification hereunder, without the prior written consent of the other party; provided, however, that the Indemnifying Party shall be entitled to settle any claim without the written consent of the Indemnified Party so long as such settlement only involves the payment of money by the Indemnifying Party and in no way affects any rights of the Indemnified Party.

INSURANCE:

               Licensor will arrange to secure an Errors and Omissions policy of insurance with respect to the Property which has limits of not less than $1,000,000/$3,000,000, with a deductible of not more than $10,000. Licensor agrees that Licensee shall be named as an insured on said policy. If Licensor does not purchase such policy, then Licensee may purchase same and recoup the actual and direct cost of same from Licensor's share of Gross Receipts, together with interest thereon at a rate which is 2% above the then prime lending rate.

DELIVERY
MATERIALS:

               Timely delivery of technically satisfactory version of the following constitute


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               Delivery hereunder, which Delivery is a condition precedent to all other terms and conditions of this Deal Memo:

               (i) Lab Access to, and successful transfer of, one NTSC or PAL version of the Property, with comp. audio on channel 1 and music and effects on channel 2.

               (ii) Lab Access to, and successful quality controlled transfer of One PAL or NTSC of the trailer of the Series.

               (iii) Credit requirements of the Property.

               (iv) Music Cue Sheet of the Property;

               (v) Errors and Omissions Insurance Certificate, according to the Insurance paragraph.

               (vi) Synopsis of the Property;

               (vii) Right to access audio track elements at audio vault/labs, if requested by Licensee, as necessary,

               (viii) U.S. copyright certificate, or application therefor, and assignment of copyright to Licensee.

               (ix) English language script of the Property.

               (x) Certificate of Origin of the Property.

REPORTING:

               Licensee will render, or cause to be rendered to Licensor quarterly accounting statements, within forty-five (45) days of the last day of the respective quarterly calendar accounting period. The first such accounting period for which reporting is required hereunder is that quarter within which the commencement of this Agreement falls. All monies due and payable to Licensor pursuant to this Agreement will be paid to Licensor simultaneously with the rendering of such statement.

AUDIT RIGHTS:

               Licensor may audit the books and records of Licensee, at reasonable times and places (i.e., during normal business hours) after giving Licensee thirty (30) days prior written notice of its intention to do so. Licensor may audit such records, entirely at Licensor's sole cost and expense no more frequently than once every twelve (12) months. and owing to third parties. If two or more consecutive audits show a discrepancy of 10% or more, Licensor shall have the right to terminate the Agreement, subject to a settlement of accounts in connection with the exploitation of the Property up to the date of such termination.

 NOTICES:

               All notices hereunder shall be in writing, addressed to the party as indicated below. Any written notice (a "Notice") shall be effective one day after delivery of same. A Notice may be communicated by facsimile, with printed receipt for transmission thereof, by federal express or other overnight courier


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               service with proof of personal delivery thereof, or by certified mail, return receipt requested with proof of delivery thereof.

               All Notices shall be sent:

               If to Licensee:

               TEAM Communications Group, Inc.
               12300 Wilshire Boulevard Suite 400
               Los Angeles CA 90025
               Tel: (310) 442-3500
               Fax: (310) 442-3501

               If to Licensor:

               DD Video
               5 Churchill Court
               58 Station Road
               North Harrow, Middlesex
               ENGLAND  HA2 7SA
               Tel: (44) 181 863 1888
               Fax: (44) 181 863 0463

ARBITRATION
PROVISION:

               In the event of any dispute hereunder, the parties will submit the issued in controversy to binding arbitration at an impartial hearing conducted by an arbitration panel according to the American Arbitration Association and the rules thereby prescribed.

LIEN ON FILM
ELEMENTS UNTIL
RECOUPMENT:

               Licensee shall have a sole and first priority lien on all elements of the Series until such time as Advanced costs paid hereunder is recouped, at which time such lien will be released.

ASSIGNMENT:

               The right to payment and/or recoupment hereunder may be assigned, with prior written notice to Licensor, by Licensee, but the obligations hereby undertaken may not be assigned by any party without the prior written consent of all others.

FORCE MAJEURE:


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               Neither company nor distributor will be liable for failure to perform its part of this agreement when the failure is due to fire, flood, strikes, or other industrial disturbances, inevitable accident, war, riot, insurrection, or other causes beyond the reasonable control of the parties.

CANCELLATION FOR CAUSE:

               Either party may cancel this agreement in the event the other party is in default of any of the material provisions of this agreement, and such default is not cured within thirty (30) [number of days allowed to cure default] days of receipt by such other party of written notice from the party giving notice specifying the nature of such default and corrective action that may be taken, if any.

FOR: Renown Pictures, Ltd.

"Licensee"

BY: /s/ DREW S. LEVIN
   --------------------------------
        Drew S. Levin

FOR: TEAM Communications Group, Inc.

"Licensor"

BY: /s/ B. SMITH
   ---------------------------------
        B. Smith



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                                  Schedule 1-1



1.  COMBAT IN THE AIR        (35 X 26')
    US STRIKE FORCE CARRIER
    CLOSE AIR SUPPORT IN THE GULF
    STEALTH WARPLANES
    MIRAGE 2000
    SUPERFIGHTERS
    ANTI-SHIP STRIKE
    RUSSIAN AIR FORCES
    AIR WAR NORTH VIETNAM
    GULF STRATEGIC AIR CAMPAIGN
    U8 STRATEGIC BOMBERS
    FRENCH CARRIER OPERATIONS
    AIR WAR EUROPE 1944-46
    COLD WAR INTERCEPTORS
    CARRIER AIR DEFENCE
    CLOSE AIR SUPPORT IN VIETNAM
    HELICOPTER GUN SHIPS
    BOMBERS OVER GERMANY
    HI-TECH AIR WAR
    NORTH AMERICAN FIGHTER DEFENCE
    AIR ASSAULT
    WORLD WAR TWO DOGFIGHTS
    EUROPE'S ATOMIC BOMBERS
    ISRAELI AIR POWER IN ACTION
    VIETNAM -- HELICOPTER WAR
    LIFE ON A SUPERCARRIER
    AIR WAR IN THE PACIFIC
    DASSAULT DYNASTY
    RED FLAG
    WORLD WAR II NIGHT HEAVY BOMBERS
    ANTI-SUBMARINE WARFARE
    SEARCH AND RESCUE
    AIR WAR OVER KOREA
    LIFE OF A SUPERWING
    TOP GUN
    DASSAULT RAFALE


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                                  Schedule 1-2


2.   FAMOUS PLANES                      (38 episodes - total series)
     SPITFIRE
     HURRICANE
     HARRIER
     TORNADO
     LANCASTER
     B17 FLYING FORTRESS
     MOSQUITO
     P51 MUSTANG
     B25  MITCHELL
     B29 SUPERFORTRESS
     P47 THUNDERBOLT
     HELLCAT
     P88 LIGHTNING
     P-40 WARHAWK
     WELLINGTON
     BLENHEIM
     B24 LIBERATOR
     B20 MARAUDER
     F4 PHANTOM
     BUCCANEER
     VICTOR
     VULCAN
     HUNTER
     LIGHTNING INTERCEPTOR
     JAGUAR
     TSR2
     F14 TOMCAT
     FA18 HORNET
     F15 EAGLE
     F16 FALCON
     F117 STEALTH
     B2 SPIRIT
     CANBERRA
     B36 PEACEMAKER
     F105 THUNDERCHIEF
     F111 AARDVARK
     B52 STRATOFFORTRESS
     B1 LANCER


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                                  Schedule 1-3


3.   AIRBORNE                                (4 x 48')
     ALL THE WAY
     DESTINATION BERLIN
     LEARNING THE HARD WAY
     UNDER EASTERN SKIES

4.   BATTLE FOR THE SKIES                    (7 x 52')
     A VICIOUS STING
     BY AIR, BY SEA
     STRIKE HARD, STRIKE SURE
     SUPPLIES FROM THE SKIES
     THE SKY'S THE LIMIT
     UNDER DISTANT SKIES
     USELESS FOR THE PURPOSE OF WAR

5.   BATTLE FOR THE SKIES SPECIALS           (4 X 60')
     BRITAIN'S V-BOMBERS
     LIGHTNING INTERCEPTOR
     SPITFIRE: POWER, GRACE AND GLORY
     VICKERS SUPERMARINE

6.   AIRSTRIKE                               (3 x 82')
     AIR TO AIR COMBAT
     AIR TO GROUND COMBAT
     MISSILE AND CHOPPER ATTACK

7.   WINGTIP TO WINGTIP                      (6 x 26')
     BLUE ANGELS
     CANADIAN SNOW BIRDS
     FRECCE TRICOLORI
     PATROUILLE DE FRANCE
     RED ARROWS
     THUNDERBIRDS

8.   ULTIMATE PROFILE                        (5 x 62')
     HARRIER
     PHANTOM
     CONCORDE   (80')
     JAGUAR                                                Available October '99
     CANBERRA                                              Available October '99


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                                  Schedule 1-4


9.   AIRSHOW WORLD                (6 x 48')     Monthly delivery from August '99

10.  CENTURY OF FLIGHT            (2 x 52')     Available September '99

11.  SECOND WORLD WAR             (2 x 52')     Available September '99



Documentary Single Hour Specials

1.   AIRBUS
2.   ARK ROYALS
3.   BATTLE FOR THE ATLANTIC
4.   BATTLE OF THE BULGE
5.   BEHIND THE BALACLAVA
6.   BERLIN AIRLIFT
7.   BLENHEIM AT WAR AND AT PEACE
8.   BOSNIA AIR WAR
9.   BRITAIN'S VICTORY IN EUROPE
10.  BRITISH AIR TRAVEL
11.  BUCCANEER
12.  DAMBUSTERS
13.  D-DAY HEROES
14.  D-DAY SECRET BATTLE
15.  ENGLISH ELECTRIC LIGHTNING
16.  GULF AIR WAR
17.  ON TIME ON TARGET
18.  OVER THERE
19.  SPITFIRE STORY
20.  SUKHOI SU 27